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                                                                     Exhibit 1.1

                            STRIDE & ASSOCIATES, INC.

                               4,350,000 SHARES(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                                   June __, 1999


HAMBRECHT & QUIST LLC
BANCBOSTON ROBERTSON STEPHENS
  c/o Hambrecht & Quist LLC
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

    Stride & Associates, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 4,350,000 shares (the "Company Shares") of its authorized but unissued Common Stock, $0.01 par value per share (the "Common Stock") (said 4,350,000 shares of Common Stock being herein called the "Underwritten Stock"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 652,500 additional shares of Common Stock (herein called the "Option Stock" and, together with the Underwritten Stock, the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

    The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in
SCHEDULE I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). John Devine, Rachel Burnett, Alan Matthews and Michael Robichaud (each a "Founder" and collectively the "Founders"), hereby make representations and warranties pursuant to Section 2(b) hereof and are subject to Sections 7 and 11 hereof. Certain investment funds affiliated with Summit Partners, named in
SCHEDULE II hereto (herein collectively called "Summit Partners"), hereby make representations and warranties pursuant to Section 2(b) hereof and are subject to Sections 7 and

----------------
     (1) Plus an option to purchase from the Company up to 652,500 additional shares to cover over-allotments, if any.



                                       -1-

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11 hereof. You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

    1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-75301), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission (the "Rules and Regulations")) heretofore filed by the Company with the Commission have been delivered to you.

    The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations with respect to the Stock (a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

    The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of the Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

    2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE FOUNDERS AND SUMMIT PARTNERS.

    (a)      The Company hereby represents and warrants as follows:



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             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company (as defined in subparagraph (iv) below), taken as a whole) (a "Material Adverse Effect"). The Company is in compliance with all authorizations, licenses, certificates, consents, orders and permits from foreign, federal, state and other regulatory authorities, except when the failure to be in compliance would not have a Material Adverse Effect. The Company is not in violation of its charter or bylaws, each as amended to date, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company, or its properties may be bound; and the Company is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, or over its respective properties; except for any such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

             (ii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Rules and Regulations; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties in this subparagraph (ii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.


             (iii) The Stock is duly and validly authorized, and when issued and sold to the

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    Underwriters as provided herein will be duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Company Shares or the issuance and sale thereof, except for certain agreements between Summit Partners and the Company, the provisions of which have been effectively waived. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock by the Company as contemplated herein.

             (iv) The Company has all requisite corporate, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles whether considered in a proceeding at law or in equity. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company, or any of its properties may be bound, (ii) the charter or bylaws of the Company, each as amended to date, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, or any of its properties; except for any such breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, or any of its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Securities Act or under state or other securities or Blue Sky laws, all of which requirements under the Securities Act have been satisfied.

             (v) There is not pending or, to the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company or its directors, officers or properties, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its directors, officers or properties, which (i) if adversely decided would have a Material Adverse Effect, (ii) if adversely decided

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    would prevent consummation of the transactions contemplated hereby or (iii)
    is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the Rules and Regulations which have not been fully and accurately described or filed.

             (vi) All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). Except as disclosed in the Prospectus or in the financial statements of the Company and the related notes thereto included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted or to be granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

             (vii) Deloitte & Touche LLP, which has examined the consolidated financial statements of the Company, together with the related schedules and notes thereto, as of and for each of the years ended December 31, 1995, 1996, 1997 and 1998 (collectively, the "Financial Statements"), filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Securities Act and the Rules and Regulations; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, forming part of the Registration Statement and Prospectus, fairly present the consolidated financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes thereto, and the unaudited consolidated financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as may be otherwise stated therein. Except as and to the extent (a) reflected and reserved against at

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    September 30, 1998 in the Financial Statements or (b) incurred in the ordinary course of business after September 30, 1998 and not material in amount, the Company has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the Company. The selected and summary financial and statistical data included in the Registration Statement accurately and fairly present the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

             (viii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as otherwise disclosed therein, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (ii) any transaction that is material to the Company, or (iii) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has had, or could result in, a Material Adverse Effect.

             (ix) Except as set forth in the Registration Statement and Prospectus, (i) the Company has valid title to all properties and assets described in the Registration Statement and Prospectus as owned by the Company, free and clear of any material pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a Material Adverse Effect and as reflected in the Financial Statements, (ii) the agreements to which the Company is a party described in the Registration Statement and Prospectus are valid agreements, enforceable against the Company and to the Company's knowledge, by the Company against the other parties thereto, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and, to the Company's knowledge, the other contracting party or parties thereto are not in breach or default in any material respect under any of such agreements, and (iii) the Company has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted. The description of the Company's properties contained in the Prospectus is true and complete in all material respects. Except as otherwise disclosed in the Prospectus, no officer, director, stockholder or employee of the Company, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the properties or assets of the Company.

             (x) The general ledgers and books of account of the Company have been

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    maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

             (xi) The Company has timely filed all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company has paid on a timely basis all Taxes (as defined below) that were due and payable. All accrued but unpaid tax liabilities have been adequately provided for in the financial statements of the Company. The unpaid Taxes of the Company for tax periods through the date of the most recent balance sheet of the Financial Statements do not exceed the accruals and reserves for Taxes (other than reserves for deferred Taxes) set forth on such balance sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

             (xii) At all times since October 7, 1994 through June 4, 1998, for federal income tax purposes, the Company has validly been treated as an "S corporation" within the meaning of Section 1361(a) of the Code and has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation.

             (xiii) The Company maintains insurance with recognized insurers in such amounts and of the types as are customary in the business in which it is engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

             (xiv) No labor disturbance by the employees of the Company exists or, to the Company's knowledge, is threatened or imminent. No collective bargaining agreement exists with any employees of the Company and, to the Company's knowledge, no such agreement is threatened or imminent.

             (xv) The Company owns, licenses or otherwise possesses legally enforceable rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights ("Intellectual Property") which are necessary to conduct its business as described in the Registration Statement and Prospectus; the expiration of any such patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Effect; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

             (xvi)The Company has conducted "year 2000" audits with respect to all of the Company's internal systems used in and that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems. The Company has obtained "year 2000" certification with respect to all third party systems used in connection with and that are material to the business or operations of the Company, including and without limitation systems belonging to the Company's suppliers and service providers. All of the Company's internal systems used in and that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems are "Year 2000 Compliant" (as defined below) and will not be materially adversely affected with respect to functionality, interoperability, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000. The Company is not aware of any failure to be "Year 2000 Compliant" of any third-party system used in connection with and that is material to the business or operations of the Company, including without limitation any system belonging to one of the Company's suppliers or service providers. For purposes of the Agreement, "Year 2000 Compliant" means that the applicable system or item: (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries; (ii) will accurately perform all date-dependent calculations and operations (including, without limitation mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries; and (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of century, (y) date data, including date data which represents or references different centuries or more than one century or (z) the occurrence of any particular date; in each case without human intervention, other than original data entry; provided, in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by the Company correctly exchange date data with or provide data to such system or item.

             (xvii) The Company has filed an application to list the Stock on The Nasdaq National Market and has received notification that such listing has been approved subject to official notice of issuance.

             (xviii) The Company has filed a registration statement pursuant to
    Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to register the Common Stock under the Exchange Act.

             (xix) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (xx) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Stock is to be purchased, as the case may be, and (ii) completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.


             (xxi) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

             (xxii) The Company has provided to counsel for the Underwriters a complete and accurate list of all security holders of the Company and the number and type of securities held by each security holder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all Lock-up Agreements (as defined in Section 9(i)) presently in effect or effected hereby.

             (xxiii) Except as set forth in the Registration Statement and Prospectus, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws"), (ii) the Company has not received any notice from any foreign, federal, state or local governmental authority or third party of an asserted claim under Environmental Laws, (iii) the Company will not be required to make future capital expenditures to comply with Environmental Laws and (iv) no property which is, or was previously, owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, ET SEQ.), or otherwise designated as a contaminated site under applicable foreign, federal, state or local law.

             (xxiv) The Company is in compliance in all material respects with all presently applicable provisions of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") with respect to each "plan" as defined in
    Section 3(3) of ERISA in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

             (xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

             (xxvi) There are no transactions to which the Company or any of its subsidiaries is a party which are required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K which are not so disclosed.

         (b) Each of Summit Partners and the Founders hereby jointly and severally represents and warrants as follows:

                  (i) it, he or she has reviewed the Registration Statement and Prospectus and, although it, he or she has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to its, his or her attention that would lead it, him or her to believe that, on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus contained and, on the Closing Date and any later date on which Option Stock is to be purchased, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) The representations and warranties of the Company set forth in subparagraphs (xi), (xii) and (xxvi) of Section 2(a) above are true, accurate and complete in all respects and are hereby incorporated by reference in the representations and warranties of Summit Partners and the Founders in this Section 2(b).

         3. Purchase of the Stock by the Underwriters.

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         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 4,350,000 shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the aggregate number of shares of Underwritten Stock set forth opposite its name in SCHEDULE I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $XX.XX per share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by the Company pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in SCHEDULE I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in
SCHEDULE I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 652,500 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of he Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once), on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the hsares of Option
Stock, and payment therefor, shall be made as provided in Section 5 hereof.
The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option
Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.  OFFERING BY UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth in the last paragraph on the outside front cover page of the Prospectus and under the third, fifth, eighth and ninth paragraphs of the "Underwriting" section contained in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only inforamtion furnished in writing by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you, on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein are correct.

         5.  DELIVERY OF AND PAYENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "Closing Date."

         (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock or by electronic delivery through the facilities of the Depository Trust Company to you for the respective accounts of the several Underwriters against receipt therefor signed by you. If certificates for the Stock are to be delivered, such certificates shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares of Stock to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b) The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period referred to above, the Underwriters shall propose to vary the terms of the offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable Rules and Regulations for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the filing fee of the NASD, (iii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph
(c) of this Section 6 to be so furnished, (iv) the printing of this Agreement and related documents delivered to the Underwriters, (v) the Company preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (vi) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vii) the printing and issuance of stock certificates, including the transfer agent's fees.

         (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

         (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company may make, or may have made, for the sharing of any such expenses and costs. Except as provided in paragraphs (i) and (j) of this Section 6, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those related to qualification, registration or exemption under the Blue Sky laws, the Blue Sky memorandum and the NASD review referred to above).

         (l) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

         (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially adversely affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above and subject to the reasonable advice of its counsel, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         7.  INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company, the Founders and Summit Partners jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company, the Founders and Summit Partners jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case to the extent the same arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER , that (1) the indemnity agreements of the Company, the Founders and Summit Partners contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, (3) Summit Partners and the Founders shall only be liable under this paragraph with respect to (A) information pertaining to Summit Partners or the Founders, as the case may be, furnished by or on behalf of Summit Partners or the Founders, as the case may be, expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of Summit Partners or the Founders, as the case may be, set forth in Section 2(b) hereof, and (4) the liability of Summit Partners and the Founders shall be subject to the limitations set forth in subparagraph (f) below. The indemnity agreements of the Company, the Founders and Summit Partners contained in this paragraph (a) and the representations and warranties of the Company, the Founders and Summit Partners contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, the Founders and Summit Partners from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case to the extent the same arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c) Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related, but only to the extent the indemnifying party or parties were prejudiced by the failure to give the Notice, and the failure to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Founders and Summit Partners on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company, the Founders and Summit Partners and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (f) The aggregate liability of the Founders and Summit Partners together under their representations and warranties contained in Section 2(b) hereof, and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof, shall be limited to the total net proceeds received by the Company in connection with the sale of the Stock that are used to redeem the Company's outstanding shares of preferred stock less the aggregate purchase price of any of the Company Shares purchased by Summit Partners from the Company and less the aggregate exercise price of warrants outstanding as of the date hereof exercised by Summit Partners or repay, in an amount up to an aggregate of $7.0 million, the Company's subordinated debentures. In addition, the individual liability of each of the Founders and Summit Partners under Sections 2(b), 7 and 11 shall be limited, in the case of each of the Founders, to the net after-tax proceeds received by such Founder in the Company's 1998 recapitalization and, in the case of Summit Partners, to the redemption proceeds received either in connection with the redemption of the Company's preferred stock, less the aggregate purchase price of any of the Company Shares purchased by Summit Partners from the Company and less the aggregate exercise price of warrants outstanding as of the date hereof exercised by Summit Partners or repayment, in an amount up to an aggregate of $7.0 million, of the Company's subordinated debentures, in each case held by Summit Partners; PROVIDED, HOWEVER, that in no event shall the Underwriters be entitled to such recovery of amounts in excess of the aggregate limitation set forth in the first sentence of this Section 7(f). In addition, none of the Founders or Summit shall be subject to any liability, or be obligated to make any payments, on account of the provisions in Section 2(b), 7 or 11 until the Underwriters shall have first made a demand for payment on the Company with respect to such matters and the Company shall have either rejected such demand or failed to make such requested payment within 60 days after receipt of such demand.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq National Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus

(except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Hale and Dorr LLP, counsel for the Underwriters.

         (c) You shall have received from Goodwin, Procter & Hoar LLP, counsel for the Company an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in ANNEX A hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein,
(iv) the Company has no material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are required to be disclosed in the Registration Statement and the Prospectus and which are not disclosed, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company and Summit Partners herein are true and correct in as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of IT professional placement companies in particular) or financial or economic conditions which render it inadvisable to proceed.

         (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
Section 9 are true and correct.

         (f) You shall have received from Deloitte & Touche LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three (3) business days prior to the Closing Date or such later date on which Option Stock is to be purchased, as the case may be,
(i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Stock is to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Stock as contemplated by the Prospectus. The Original Letter from Deloitte & Touche LLP shall be addressed to or for the use of the Underwriters in form and substance reasonably satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the balance sheet of the Company as of December 31, 1995, 1996, 1997 and for the nine months ended September 30, 1998, and related statements of operations, Stockholders' equity, and cash flows for the twelve months ended December 31, 1995, 1996, 1997 and for the nine months ended September 30, 1998, (iii) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with GAAP consistently applied across the periods presented, and (v) address other matters agreed upon by Deloitte & Touche LLP and you. In addition, you shall have received from Deloitte & Touche LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of September 30, 1998, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

         (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of
Section 6 hereof.

         (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         (i) On or prior to the Closing Date, you shall have received from all directors, officers, and beneficial holders of more than 5% of the outstanding Common Stock agreements, in form reasonably satisfactory to Hambrecht & Quist LLC (collectively, "Lock-Up Agreements"), stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase orotherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         (j) On or prior to the Closing Date, the Company shall have obtained a director and officer insurance policy with a minimum coverage amount of at least $10.0 million and provide evidence thereof reasonably acceptable to Hale and Dorr LLP, counsel for the Underwriters. Such policy shall name the Underwriters as beneficiaries under such policy.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Hale and Dorr LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses

(including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement, the Company, the Founders and Summit Partners hereby jointly and severally (subject to the limitations in Section 7(f) hereof) agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them, (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due, and (iii) none of the Founders or Summit Partners shall have any obligation under this Section 11 for matters with respect to which they have no indemnification obligation under
Section 7 hereof.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, Summit Partners, the Founders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, with a copy to Philip P. Rossetti, Esq., Hale and Dorr LLP, 60 State Street, Boston, MA 02109; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 222 Berkeley Street, Suite 1620, Boston, Massachusetts 02716, Attention: President, with a copy to John J. Egan, III, P.C., Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109. All notices given by telegraph shall be promptly confirmed by letter delivered by U.S.
Mail.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs
(l) and (m) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      Please sign and return to the Company in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Founders, Summit Partners and the several Underwriters in accordance with its terms.

                                      Very truly yours,

                                      STRIDE & ASSOCIATES, INC.


                                      By:
                                      -------------------------------
                                           [Name]
                                           [Title]


                                      FOUNDERS:

                                      -------------------------------
                                      John Devine

                                      -------------------------------
                                      Rachel Burnett


                                      -------------------------------
                                      Alan Matthews


                                      -------------------------------
                                      Michael Robichaud


                                      SUMMIT PARTNERS:

                                         Summit Ventures IV, L.P.
                                         By:  Summit Partners IV, L.P.
                                              Its General Partner
                                         By:  Stamps, Woodsum & Co., IV
                                              Its General Partner



                                         By:
                                            -------------------------
                                              General Partner


                                         Summit Ventures V, L.P.
                                         By:    Summit Partners V, L.P.
                                                Its General Partner
                                         By:    Summit Partners, LLC
                                                Its General Partner


                                         By:
                                            -------------------------
                                                Member


                                         Summit V Advisors Fund, L.P.
                                         By:    Summit Partners, LLC
                                                Its General Partner


                                         By:
                                            -------------------------
                                                Member


                                         Summit V Advisors Fund (QP), L.P.
                                         By:    Summit Partners, LLC
                                                Its General Partner


                                         By:
                                            -------------------------
                                                Member

                                         Summit Subordinated Debt Fund II, L.P.
                                         By:    Summit Partners SD II, LLC
                                                Its General Partner



                                         By:
                                            -------------------------

                                         Summit Investors III, LP


                                         By:
                                            -------------------------
                                                General Partner

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
BANCBOSTON ROBERTSON STEPHENS

   By: Hambrecht & Quist LLC



         By:
             --------------------------
               Managing Director

Acting on behalf of the several Underwriters, including themselves, named in SCHEDULE I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                                                    NUMBER OF
                                                                                                  SHARES TO BE
UNDERWRITERS                                                                                        PURCHASED

HAMBRECHT & QUIST..........................................................................
BANCBOSTON ROBERTSON STEPHENS..............................................................
                                                                                             ---------------------

               TOTAL.......................................................................                4,350,000
                                                                                                           ---------
                                                                                                           ---------

                                                    SCHEDULE II

                                                  SUMMIT PARTNERS



    NAME OF AFFILIATED
    INVESTMENT FUNDS

SUMMIT VENTURES IV, L.P.
SUMMIT VENTURES V, L.P.
SUMMIT V ADVISORS FUND, L.P.
SUMMIT V ADVISORS FUND (QP), L.P.
SUMMIT SUBORDINATED DEBT FUND, II, L.P.
SUMMIT INVESTORS III, L.P.

                                     ANNEX A

                     MATTERS TO BE COVERED IN THE OPINION OF
                             COUNSEL FOR THE COMPANY



         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in [name jurisdictions], and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

         (ii) the authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly authorized and validly issued and the Underwritten Stock and the Option Stock when paid for by the Underwriters pursuant to the Underwriting Agreement will be fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and the Underwritten Stock and the Option Stock have not and will not be issued in violation of any preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company, each as amended to date;

         (iii) the Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and to the knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

         (iv) the Registration Statement and the Prospectus (except as to the financial statements or notes thereto and schedules and other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

         (v) the statements under the captions "Management -- 1998 Stock Option and Grant Plan," "Management--Employment Agreements and Severance Arrangements," "Certain Transactions With Related Parties" and "Description of Capital Stock" in the Registration Statement and the Prospectus and in Item 15 of the Registration Statement, insofar as such statements constitute a summary of contracts, agreements or other legal documents referred to therein, fairly present in all material the information called for with respect to such contracts, agreements and documents, to the extent the foregoing are required to be included in the Registration Statement or the Prospectus under the Securities Act and the rules and regulations of the Commission thereunder;

         (vi) such counsel do not know of any franchises, contracts, leases or documents which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

         (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

         (viii) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument known to such counsel to which the Company is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

         (ix) to the knowledge of such counsel all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

        In addition, such counsel shall state that they have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectuses and related matters were discussed and although such counsel has not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses (other than with respect to the opinions set forth in paragraph (iv) above), no facts have come to such counsel's attention which lead such counsel to conclude that the Registration Statement, on the Effective Date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and other financial, statistical and accounting data included in the Registration Statement or the Prospectus).


                      ------------------------------------

      Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representative[s] and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.











                                       -3-